As filed with the Securities and Exchange Commission on May 10, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)
Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
(405) 415-8699
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Bobby D. Riley
Chief Executive Officer and Chairman of the Board
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
(405) 415-8699
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy To:
Amy R. Curtis Holland & Knight LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 (214) 969-1763	Beth di Santo, Esq. di Santo Law PLLC 170 Christopher Street New York, New York 10014 (212) 365-8677
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to general Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box,  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☒	Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This registration statement contains:
•	a base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the securities identified below from time to time in one or more offerings; and
•
a resale prospectus which covers the offering and sale of 12,037,813 shares of common stock of Riley Exploration Permian, Inc. that may be sold in one or more secondary offerings by the selling stockholders from time to time.

The specific terms of the securities offered pursuant to the base prospectus will be specified in one or more prospectus supplements to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated May 10, 2024
PROSPECTUS
$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights
Riley Exploration Permian, Inc. (the “Company”) may offer and sell up to an aggregate of $250,000,000 of our common stock, par value $0.001 per share (“common stock”), our preferred stock, par value $0.0001 per share (“preferred stock”), debt securities, warrants, units and rights (collectively, “securities”) from time to time, separately or together, in amounts, at prices and on terms to be determined at or prior to the time of such offering.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the NYSE American under the symbol “REPX.” On May 9, 2024, the last reported sales price of our common stock was $27.72 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the Securities and Exchange Commission as described in “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is   , 2024

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references in this prospectus to “Riley Exploration Permian, Inc.,” “Riley Permian,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Riley Exploration Permian, Inc. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate amount of $250,000,000. This prospectus provides a general description of the securities. Each time we sell any of the securities described herein, we may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. Please carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference herein or therein, together with additional information described herein under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus were made solely for the benefit of the parties to such agreement on the date thereof, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein.
This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT RILEY EXPLORATION PERMIAN, INC.
Overview
Riley Exploration Permian, Inc., together with its wholly-owned subsidiaries, is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”) in Texas and New Mexico. The majority of our acreage is located in Yoakum County, Texas and Eddy County, New Mexico.
We focus on horizontal drilling and completions applied to conventional formations in the Permian Basin. Our principal business objective is to deliver long-term shareholder value by development of our existing assets and continuous improvement of our operating capabilities and cost structure by utilizing our extensive technical expertise. We also look for opportunities to add to our drilling inventory through acquisitions that meet our strategic and financial objectives. We believe such growth and corresponding increase in scale can lead to additional operating cost efficiencies.
Management prioritizes corporate sustainability and positioning the Company for success in both the near-term and long-term with initiatives focused on existing business and the transitioning energy landscape. Our strategic objectives include enhancing the rate of return on our invested capital, generating sustainable free cash flow, maintaining a strong and flexible balance sheet and maximizing returns to our shareholders. We implement this strategy primarily through identification and capture of attractive development opportunities, optimization of our assets and operations and continuous improvement of our cost structure.
Corporate Information
We were formed as a Delaware limited liability company, Riley Exploration – Permian, LLC (“REP LLC”), in 2016. In February 2021, REP LLC consummated a merger pursuant to which REP LLC became a wholly-owned subsidiary of Tengasco, Inc., a Delaware corporation (“Tengasco”), and Tengasco changed its name to Riley Exploration Permian, Inc. (the “Merger”). Our organizational structure includes wholly-owned consolidated subsidiaries through which our operations are conducted, including without limitation, REP LLC and Riley Permian Operating Company, LLC, a Delaware limited liability company. Our executive offices are located at 29 E. Reno Ave., Suite 500, Oklahoma City, Oklahoma 73104, and the phone number at this address is (405) 415-8699. Our website address is www.rileypermian.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in and incorporated by reference into this prospectus that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to:
Risks Related to Our Business Operations, and Strategy
•
An extended decline in commodity prices may adversely affect our business, financial condition, results of operations, ability to meet our capital expenditure obligations and financial commitments, and the value of our reserves.

•	We may be unable to obtain required capital or financing on satisfactory terms in order to fund our exploration and development projects, which could lead to a decline in our reserves.
•	Our exploration and development efforts may not be profitable or achieve our targeted returns.
•	Properties we acquire may not produce as projected, and may subject us to liabilities.
•	Uncertainties could materially alter the occurrence or timing of drilling of our identified drilling locations.
•	Reserve estimates depend on many assumptions that may turn out to be inaccurate.
•	We are vulnerable to risks associated with operating in one major geographic area.
•
We may not be able to access on commercially reasonable terms or otherwise truck transportation, pipelines, gas gathering, transmission, storage and processing facilities to market our oil and natural gas production.

•	Our estimated proved undeveloped reserves may not be ultimately developed or produced if their development is costlier or more time consuming than expected.
•	We may be unable or fail to successfully integrate acquired assets into our operations and development activities.
•	There may be potential delays in the development, construction or start-up of planned projects.
•	Unless we replace our reserves with new reserves and develop those reserves, our reserves and production will decline.
•
Our undeveloped acreage must be drilled before lease expirations to hold the acreage by production, which could result in a substantial lease renewal cost or loss of our lease and prospective drilling opportunities.

•	Funding through capital market transactions may be difficult and expensive due to our small public float, low market capitalization, and limited operating history.
•	Covenants in our revolving credit facility may restrict our business and financing activities and our ability to declare dividends.

•	We may not be able to generate sufficient cash to service all of our indebtedness.
•	Our derivative activities could result in financial losses or could reduce our earnings.
Risks Related to the Oil and Natural Gas Industry
•	Conservation measures, alternative sources of energy and technological advances could reduce demand for oil, natural gas and NGLs.
•
Shortages or cost increases related to equipment, supplies or qualified personnel could delay or cause us to incur significant expenditures that are not provided for in our capital budget, which could have a material adverse effect on our business, financial condition or results of operations.

•	Negative public perception regarding us and/or our industry could have an adverse effect on our operations.
•
General domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict, and the global response to such conflicts may negatively impact us.

Risks Related to Public Health, Acts of God, and Cybersecurity
•	Our business and operations may be adversely affected by public health crises, such as pandemics and epidemics.
•	Power outages or limits and increased energy costs could have a material adverse effect on us.
•	Extreme weather conditions could adversely affect our business and operations.
•	Our business could be negatively affected by security threats, including cybersecurity threats, and other disruptions.
Risks Related to Legal, Regulatory, and Tax Matters
•	Regulations related to environmental and occupational health and safety issues could adversely affect the cost, manner or feasibility of conducting our operations.
•	We are responsible for the decommissioning, plugging, abandonment, and reclamation costs for our facilities.
•	Increased regulation of our oil and natural gas assets could cause our revenues to decline and operating expenses to increase.
•
Regulatory initiatives relating to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas could result in increased costs and/or decreased production.

•	New or increased taxes or fees on oil and natural gas extraction or production or changes in our effective tax rate, could adversely impact us.
Risks Related to Our Common Stock
•	The market price of our common stock may be volatile, which could cause the value of an investment in our stock to decline.
•
If we fail to continue to meet NYSE American listing requirements, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and ability to raise additional capital.

•	Our quarterly cash dividends, if any, may vary significantly both quarterly and annually.
•	Our board of directors may modify or revoke our dividend policy at any time at its discretion.
•	Available cash for dividends depends primarily on our cash flow and not solely on our profitability, which may prevent us from paying dividends, even during periods in which we record net income.

Risks Related to the Company
•	Our business and operations could be adversely affected if we lose key personnel.
•	Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to the Company’s stockholders for approval.
•	Conflicts of interest could arise in the future between us, on the one hand, and certain of our stockholders and their respective affiliates.
•	Cybersecurity threats, technology system failures and data security issues could impair our ability to operate, adversely affect our business, and damage our brand and reputation.
All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus, any prospectus supplement, and any documents incorporated herein or therein by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•	capital expenditures;
•	repayment or refinancing of indebtedness;
•	strategic acquisitions;
•	financing other business opportunities or investments;
•	repurchases and redemptions of securities; and
•	general working capital purposes.
Pending the application of such proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.
The actual application of proceeds from the sale of any particular offering of our securities using this prospectus will be determined at the time of such offering and will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds. As a result, our management will have broad discretion regarding the timing and application of the proceeds from the sale of any particular offering of our securities using this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our first amended and restated certificate of incorporation (“certificate of incorporation”) and third amended and restated bylaws (“bylaws”), which are incorporated by reference into this prospectus.
The Company’s authorized capital stock consists of an aggregate of 265 million (265,000,000) shares, including:
•	240 million (240,000,000) shares of common stock, par value $0.001 per share; and
•	25 million (25,000,000) shares of preferred stock, par value $0.0001 per share.
As of April 15, 2024, there were 21,527,852 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 25,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.
We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:
•	the designation of the series of preferred stock;
•
the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	the redemption rights and price or prices, if any, for the shares of preferred stock;
•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;
•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;
•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;
•
whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;
•	any listing of the preferred stock on any securities exchange; and
•	the federal income tax considerations applicable to the preferred stock.
Subject to our certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.
Registration Rights
In connection with the Merger, we assumed the obligations under REP LLC’s second amended and restated registration rights agreement (the “Registration Rights Agreement”) executed by and among REP LLC and its former members. The Registration Rights Agreement provides for customary rights for these parties to demand that the Company file a resale shelf registration statement and certain piggyback rights with respect to registrable securities held by such parties. These registrable securities include the Company’s common stock that was issued to these stockholders in connection with the Merger. Pursuant to the terms of the Registration Rights Agreement, 12,037,813 shares of our common stock are registrable under the Registration Rights Agreement.
Subject to certain limitations in the Registration Rights Agreement, parties to the agreement holding more than 15% of the then-currently registrable securities under the agreement can require the Company to participate in a firm underwritten resale of the securities; provided that the Company will not be obligated to participate in more than two such underwritten resales per year.
Subject to certain exceptions, if at any time the Company proposes to register an offering of equity securities or conduct an underwritten offering, whether or not for its own account, then the Company must notify the stockholders that are a party to the Registration Rights Agreement of such proposal to allow them to include a specified number of their registrable securities in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and the Company’s right to suspend use of a prospectus under a registration statement under certain circumstances, including if the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Company’s board of directors determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), the Company has experienced some other material non-public event the disclosure of which in the registration statement at such time, in the good faith judgment of the Company’s board of directors, would materially and adversely affect the Company (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or the Company’s board of directors shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement to reflect certain updated information of the type described in the Registration Rights Agreement. The Registration Rights Agreement provides certain time limitations on how long such delays may be implemented. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether any sales are made pursuant to the applicable registration statement.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law contain, and our certificate of incorporation and our bylaws contain, provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE American, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL in our certificate of incorporation.
Our Certificate of Incorporation and Our Bylaws
Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our securities.
Among other things, our certificate of incorporation and bylaws include the following provisions:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the mailing of notice of the annual meeting for the preceding year. Our bylaws will specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•
provide that at any time after (i) certain investment funds managed by Yorktown Partners LLC (“Yorktown”), (ii) Boomer Petroleum, LLC (“Boomer”), (iii) Bluescape Riley Exploration Acquisition, LLC (“BREA”), (iv) Bluescape Riley Exploration Holdings LLC (“BREH” and together with BREA, “Bluescape”), and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our bylaws can be amended by the board of directors;

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted);

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of our then-outstanding common stock);

•
provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown, Boomer, Bluescape, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities;

•	provide that special meetings of our stockholders may only be called by a majority of the board of directors, the chief executive officer, or the chairman of the board; and
•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause (prior to such time, directors may be removed either with or without cause by the affirmative vote of holders of a majority of our outstanding stock entitled to vote).

Forum Selection
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•
any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any stockholder to bring a complaint asserting a cause of action under the Securities Act or the Exchange Act.
Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our bylaws is inapplicable or unenforceable.
Listing
Our common stock is listed and traded on the NYSE American under the symbol “REPX.”
Transfer Agent and Registrar
The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company, LLC with a mailing address of 1 State Street, 30th Floor, New York, NY 10004-1561 and with a phone number of (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of the Company. The Company may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.
We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part and you should read such indenture for provisions that may be important to you.
General
The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.
The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.
The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the guarantor of the debt securities, if any;
•	whether the debt securities will be senior or subordinated debt securities;
•	the price at which the issuer will issue the debt securities;
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment;
•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;
•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;
•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer or exchange of debt securities;
•	any terms for the conversion or exchange of the debt securities for other securities; and
•	any other terms of the debt securities not inconsistent with the applicable indenture.
The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Events of Default
Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•	failure to pay interest on any debt security of that series for 30 days when due;
•	failure to pay principal of or any premium on any debt security of that series when due;
•	failure to deposit any sinking fund payment for 30 days when due;
•
failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and
•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder.

At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:
•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.
Defeasance and Discharge
Defeasance. When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:
•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or
•
the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.
Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:
•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or
•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:
•	have become due and payable,
•	will become due and payable at their stated maturity within one year, or
•	are to be called for redemption within one year; and
•
the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due, and has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities
The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Governing Law
New York law will govern the indenture and the debt securities.
The Trustee
The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;
•	the terms for changes or adjustments to the exercise price of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock or shares of preferred stock, the holder will not have any rights as a holder of our shares of common stock or shares of preferred stock, as the case may be, by virtue of ownership of warrants.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that we are offering before the issuance of such units.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
•	the designation and aggregate number of units offered;
•	the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;
•	the currency or currency unit in which the units are denominated;
•	the amount of units outstanding;
•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other material terms, conditions and rights (or limitations on such rights) of the units.
We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights. The particular terms of the rights and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.
We will provide in a prospectus supplement the following terms of the rights being issued:
•	the date on which stockholders entitled to the rights distribution will be determined;
•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination, and cancellation rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.
Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
(CONFLICTS OF INTEREST)
We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:
•	directly to purchasers;
•	through agents;
•	through underwriters;
•	through dealers;
•	in a rights offering;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods or any other method permitted by applicable law.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
Agents could make sales in privately negotiated transactions and/or by any other method permitted by law, including sales deemed to be “at-the-market” offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our securities, or sales made to or through a market maker other than on an exchange.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the issuance of our securities by this prospectus will be passed upon by our counsel, Holland & Knight LLP, Dallas, Texas.
EXPERTS
The consolidated financial statements of Riley Exploration Permian, Inc. as of December 31, 2023 and 2022 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus and registration statement regarding estimated quantities of reserves of the Company, the future net revenues from those reserves and their present value as of December 31, 2023 is based on the reserve reports prepared by Ryder Scott Company, L.P., Riley Permian’s independent petroleum engineers given the authority of such firm as an expert in these matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically. You may also inspect our SEC records at our website at www.rileypermian.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus, any prospectus supplement, the registration statement or any other report or document we file with or furnish to the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and may replace information in this prospectus, until the termination of the offering of the securities described in this prospectus.
The documents listed below and any future filings made by Riley Permian with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those furnished to the SEC on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus, until the termination of each offering under this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 3, 2024;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2024;
•
Our Current Reports on Form 8-K, as filed with the SEC on April 8, 2024 and April 26, 2024 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 and related exhibits furnished under Item 9.01); and

•
The description of our securities contained in the Registration Statement on Form 10-SB12G filed August 7, 1997 (File No. 000-29386) and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address:
Riley Exploration Permian, Inc.
29 E. Reno Avenue, Suite 500
Oklahoma City, OK 73104
Attention: Philip Riley

Riley Exploration Permian, Inc.
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights
PROSPECTUS
   , 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated May 10, 2024
PROSPECTUS
12,037,813 Shares

Common Stock
This prospectus relates solely to the resale from time to time of up to an aggregate of 12,037,813 shares of our common stock, par value $0.001 per share (“common stock”), by the selling stockholders identified in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement (the “selling stockholders”). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest, and were originally issued to selling stockholders at the closing of the Merger (as defined herein). We are registering the shares offered by this prospectus for resale pursuant to, among other things, the Registration Rights Agreement (as defined below). Unless otherwise indicated in any applicable prospectus supplement, the selling stockholders will receive all proceeds from any sales of shares of common stock by the selling stockholders, and we will not receive any proceeds from any such sales. Under the terms of the Registration Rights Agreement, we are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”
The selling stockholders may offer and sell the common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell the common stock directly or through underwriters or dealers and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of our common stock to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell the shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our common stock unless accompanied by a prospectus supplement.
Our common stock is traded on the NYSE American under the symbol “REPX.” On May 9, 2024, the last reported sales price of our common stock was $27.72 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks and uncertainties. You should carefully review the discussion under the heading “Risk Factors” beginning on page 3 of this prospectus regarding information included and incorporated by reference in this prospectus and any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references in this prospectus to “Riley Exploration Permian, Inc.,” “Riley Permian,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Riley Exploration Permian, Inc. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell up to 12,037,813 shares of our common stock in one or more offerings. This prospectus provides a general description of the common stock. Each time any of the selling stockholders sell our common stock, such selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to the common stock offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. Please carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference herein or therein, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the common stock offered under this prospectus.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus were made solely for the benefit of the parties to such agreement on the date thereof, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
1

ABOUT RILEY EXPLORATION PERMIAN, INC.
Overview
Riley Exploration Permian, Inc., together with its wholly-owned subsidiaries, is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”) in Texas and New Mexico. The majority of our acreage is located in Yoakum County, Texas and Eddy County, New Mexico.
We focus on horizontal drilling and completions applied to conventional formations in the Permian Basin. Our principal business objective is to deliver long-term shareholder value by development of our existing assets and continuous improvement of our operating capabilities and cost structure by utilizing our extensive technical expertise. We also look for opportunities to add to our drilling inventory through acquisitions that meet our strategic and financial objectives. We believe such growth and corresponding increase in scale can lead to additional operating cost efficiencies.
Management prioritizes corporate sustainability and positioning the Company for success in both the near-term and long-term with initiatives focused on existing business and the transitioning energy landscape. Our strategic objectives include enhancing the rate of return on our invested capital, generating sustainable free cash flow, maintaining a strong and flexible balance sheet and maximizing returns to our shareholders. We implement this strategy primarily through identification and capture of attractive development opportunities, optimization of our assets and operations and continuous improvement of our cost structure.
Corporate Information
We were formed as a Delaware limited liability company, Riley Exploration – Permian, LLC (“REP LLC”), in 2016. In February 2021, REP LLC consummated a merger pursuant to which REP LLC became a wholly-owned subsidiary of Tengasco, Inc., a Delaware corporation (“Tengasco”), and Tengasco changed its name to Riley Exploration Permian, Inc. (the “Merger”). Our organizational structure includes wholly-owned consolidated subsidiaries through which our operations are conducted, including without limitation, REP LLC and Riley Permian Operating Company, LLC, a Delaware limited liability company. Our executive offices are located at 29 E. Reno Ave., Suite 500, Oklahoma City, Oklahoma 73104, and the phone number at this address is (405) 415-8699. Our website address is www.rileypermian.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.
2

RISK FACTORS
Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed below and under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.
We are registering the offer and sale of the common stock covered by this prospectus to, among other things, satisfy the registration rights we granted to the selling stockholders, so that the common stock may be offered for sale into the public market by the selling stockholders. Further, we have previously registered for resale additional shares of common stock held by other stockholders pursuant to an effective registration statement. Subject to certain exceptions, we may be obligated to keep this prospectus current so that the shares of common stock covered by this prospectus can be sold in the public market at any time. The number of shares of common stock covered by this prospectus is significant in relation to our currently outstanding common stock and the historical trading volume of our common stock. The sale by the selling stockholders of all or a significant portion of the shares of common stock covered by this prospectus, or the sale by us of substantial amounts of our common stock in the public market covered by a separate prospectus or the issuance of shares of our common stock from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans, could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders might sell all or a portion of the shares of common stock covered by this prospectus could also, in and of itself, have a material adverse effect on the market price of our common stock.
3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in and incorporated by reference into this prospectus that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to:
Risks Related to Our Business Operations, and Strategy
•
An extended decline in commodity prices may adversely affect our business, financial condition, results of operations, ability to meet our capital expenditure obligations and financial commitments, and the value of our reserves.

•	We may be unable to obtain required capital or financing on satisfactory terms in order to fund our exploration and development projects, which could lead to a decline in our reserves.
•	Our exploration and development efforts may not be profitable or achieve our targeted returns.
•	Properties we acquire may not produce as projected, and may subject us to liabilities.
•	Uncertainties could materially alter the occurrence or timing of drilling of our identified drilling locations.
•	Reserve estimates depend on many assumptions that may turn out to be inaccurate.
•	We are vulnerable to risks associated with operating in one major geographic area.
•
We may not be able to access on commercially reasonable terms or otherwise truck transportation, pipelines, gas gathering, transmission, storage and processing facilities to market our oil and natural gas production.

•	Our estimated proved undeveloped reserves may not be ultimately developed or produced if their development is costlier or more time consuming than expected.
•	We may be unable or fail to successfully integrate acquired assets into our operations and development activities.
•	There may be potential delays in the development, construction or start-up of planned projects.
•	Unless we replace our reserves with new reserves and develop those reserves, our reserves and production will decline.
•
Our undeveloped acreage must be drilled before lease expirations to hold the acreage by production, which could result in a substantial lease renewal cost or loss of our lease and prospective drilling opportunities.

•	Funding through capital market transactions may be difficult and expensive due to our small public float, low market capitalization, and limited operating history.
4

•	Covenants in our revolving credit facility may restrict our business and financing activities and our ability to declare dividends.
•	We may not be able to generate sufficient cash to service all of our indebtedness.
•	Our derivative activities could result in financial losses or could reduce our earnings.
Risks Related to the Oil and Natural Gas Industry
•	Conservation measures, alternative sources of energy and technological advances could reduce demand for oil, natural gas and NGLs.
•
Shortages or cost increases related to equipment, supplies or qualified personnel could delay or cause us to incur significant expenditures that are not provided for in our capital budget, which could have a material adverse effect on our business, financial condition or results of operations.

•	Negative public perception regarding us and/or our industry could have an adverse effect on our operations.
•
General domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict, and the global response to such conflicts may negatively impact us.

Risks Related to Public Health, Acts of God, and Cybersecurity
•	Our business and operations may be adversely affected by public health crises, such as pandemics and epidemics.
•	Power outages or limits and increased energy costs could have a material adverse effect on us.
•	Extreme weather conditions could adversely affect our business and operations.
•	Our business could be negatively affected by security threats, including cybersecurity threats, and other disruptions.
Risks Related to Legal, Regulatory, and Tax Matters
•	Regulations related to environmental and occupational health and safety issues could adversely affect the cost, manner or feasibility of conducting our operations.
•	We are responsible for the decommissioning, plugging, abandonment, and reclamation costs for our facilities.
•	Increased regulation of our oil and natural gas assets could cause our revenues to decline and operating expenses to increase.
•
Regulatory initiatives relating to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas could result in increased costs and/or decreased production.

•	New or increased taxes or fees on oil and natural gas extraction or production or changes in our effective tax rate, could adversely impact us.
Risks Related to Our Common Stock
•	The market price of our common stock may be volatile, which could cause the value of an investment in our stock to decline.
•
If we fail to continue to meet NYSE American listing requirements, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and ability to raise additional capital.

•	Our quarterly cash dividends, if any, may vary significantly both quarterly and annually.
•	Our board of directors may modify or revoke our dividend policy at any time at its discretion.
•	Available cash for dividends depends primarily on our cash flow and not solely on our profitability, which may prevent us from paying dividends, even during periods in which we record net income.
5

Risks Related to the Company
•	Our business and operations could be adversely affected if we lose key personnel.
•	Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to the Company’s stockholders for approval.
•	Conflicts of interest could arise in the future between us, on the one hand, and certain of our stockholders and their respective affiliates.
•	Cybersecurity threats, technology system failures and data security issues could impair our ability to operate, adversely affect our business, and damage our brand and reputation.
All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus, any prospectus supplement, and any documents incorporated herein or therein by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.
6

USE OF PROCEEDS
We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.
7

SELLING STOCKHOLDERS
This prospectus covers the offering for resale from time to time of up to 12,037,813 shares of our common stock owned by the selling stockholders listed in the third column of the “Selling Stockholders” table below. We are fulfilling the registration rights granted under the second amended and restated registration rights agreement dated as of October 7, 2020 (the “Registration Rights Agreement”) by registering the 12,037,813 shares of our common stock covered by this prospectus. Throughout this prospectus, when we refer to the selling stockholders in this prospectus we are referring to the holders of registration rights under the Registration Rights Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Description of Capital Stock - Registration Rights” for additional information regarding the Registration Rights Agreement. The selling stockholders will have the right to sell, resell or otherwise dispose of the portion of their shares registered hereunder in a manner contemplated by “Plan of Distribution” in this prospectus (as amended or supplemented).
We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
We will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders.
The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) is as of April 15, 2024. Such information has been obtained from the selling stockholders and has not been independently verified by us.
The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus.
8

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.
	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
Selling Stockholder	Number	Percentage(1)	Number(2)	Number	Percentage(1)
Riley Exploration Group, LLC(3)	1,965,219	9.2%	1,965,219	—	—
Yorktown Energy Partners VIII, L.P.(4)	575,254	2.7%	575,254	—	—
Yorktown Energy Partners X, L.P.(5)	390,860	1.8%	390,860
Yorktown Energy Partners XI, L.P.(6)	1,784,113	8.3%	1,784,113	—	—
Balmon Investments, Ltd.(7)	2,194,921	10.2%	1,768,702	426,219	2.0%
Dernick Encore, LLC	471,672	2.2%	471,672	—	—
Bluescape Riley Exploration Holdings LLC(8)	4,521,767	21.0%	4,521,767	—	—
Stephen Harry Dernick Trust	93,873	*	93,873	—	—
David Dwight Dernick Trust	120,971	*	120,971	—	—
Bobby D. Riley(9)(10)	391,678	1.8%	137,247	254,431	1.2%
Dennis W. Bartoskewitz	33,378	*	33,378	—	—
Robert Gary Dernick Trust	14,079	*	14,079	—	—
Christopher M. Bearrow	688	*	688	—	—
Kevin Riley(10)(11)	202,726	*	77,134	125,592	*
James J. Doherty, Jr.(12)	79,372	*	65,767	13,605	*
Corey Riley(10)(13)	149,337	*	6,941	142,396	*
Michael Palmer(10)(14)	18,572	*	3,414	15,158	*
Darrell D. Stovall	2,017	*	2,017	—	—
Charles R. Sampson	1,935	*	1,935	—	—
Kevin S. Vaught	1,817	*	1,817	—	—
Denis Y. McDaniel-Lamkin	122	*	122	—	—
Wayne C. Gosnell	121	*	121	—	—
William Clay Mullins	722	*	722	—	—
	13,015,214		12,037,813
*	Represents less than 1%.
(1)
Percentage of beneficial ownership is based upon 21,587,852 shares of common stock outstanding as of April 15, 2024. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by the Prospectus will be held by the selling stockholders but that the selling stockholders will continue to held all other shares owned by them.

(2)	Represents the maximum number of shares being registered on behalf of the selling stockholder, which may be less than the total number of shares beneficially owned by such selling stockholder.
(3)
Certain investment funds managed by Yorktown Partners LLC own an aggregate of approximately 13.08% of Riley Exploration Group, LLC. The address of Riley Exploration Group, LLC is 109 N. Main St., #100, La Grange, Texas 78945.

(4)
Yorktown VIII Associates LLC is the sole general partner of Yorktown VIII Company LP, the sole general partner of Yorktown Energy Partners VIII, L.P. The managers of Yorktown VIII Associates LLC, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta and Robert A. Signorino. As a result, Yorktown VIII Associates LLC may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the Company common stock owned by Yorktown Energy Partners VIII, L.P. Yorktown VIII Associates LLC and Yorktown VIII Company LP.

9

disclaim beneficial ownership of the Company common stock held by Yorktown Energy Partners VIII, L.P. in excess of their pecuniary interests therein. The managers of Yorktown VIII Associates LLC disclaim beneficial ownership of the Company common stock owned by Yorktown Energy Partners VIII, L.P. The address of such Yorktown entities is 410 Park Avenue, 20th Floor, New York, New York 10022.
(5)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. The managers of Yorktown X Associates LLC, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta, Robert A. Signorino and Bryan R. Lawrence. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Company common stock owned by Yorktown Energy Partners X, L.P. Yorktown XI Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the Company common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. The managers of Yorktown X Associates LLC disclaim beneficial ownership of the Company common stock to be held by Yorktown Energy Partners X, L.P. The address of such funds is 410 Park Avenue, 20th Floor, New York, New York 10022.

(6)
Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. The managers of Yorktown XI Associates LLC, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta, Robert A. Signorino and Bryan R. Lawrence. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Company common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The managers of Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock to be held by Yorktown Energy Partners XI, L.P. The address of such funds is 410 Park Avenue, 20th Floor, New York, New York 10022.

(7)
Balmon Investments, Ltd. is owned by Alvin G. Libin. Alvin G. Libin is the indirect beneficial owner of the securities held by Balmon Investments, Ltd. The address of Balmon Investments, Ltd. is 3200 255 5th Avenue SW, Calgary, Alberta, Canada T2P 3G6.

(8)
Bluescape Riley Exploration Holdings LLC is a Delaware limited liability company and beneficially owns Company common stock. Bluescape Energy Recapitalization and Restructuring Fund III LP has voting and dispositive power over the Company’s common stock held Bluescape Riley Exploration Holdings LLC and therefore may also be deemed to be the beneficial owner of these shares. Bluescape Energy Partners III GP LLC is the sole general partner of Bluescape Energy Recapitalization and Restructuring Fund III LP and may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Bluescape Resources GP Holdings LLC is the manager of Bluescape Energy Partners III GP LLC and may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Charles John Wilder, Jr., the manager of Bluescape Resources GP Holdings LLC, may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Bluescape Riley Exploration Acquisition LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Energy Recapitalization and Restructuring Fund III LP, Bluescape Energy Partners III GP LLC, Bluescape Resources GP Holdings LLC, and Charles John Wilder, Jr. disclaims beneficial ownership of the shares reported as held by Bluescape Riley Exploration Holdings LLC in excess of its respective pecuniary interest in such shares.

Philip Riley, currently the Company’s Chief Financial Officer and Executive Vice President — Strategy and formerly a director of REP LLC, was also previously an investment manager for Bluescape Riley Exploration Holdings LLC until March 2021. The address of Bluescape Riley Exploration Holdings LLC and mailing address of each listed beneficial owner is 300 Crescent Court, Suite 1860, Dallas, Texas 75201.
(9)	Bobby D. Riley, the Company’s current Chairman of the Board and Chief Executive Officer, has sole voting and investment power over the shares.
(10)	Includes shares of restricted common stock issued pursuant to the Riley Exploration Permian, Inc. 2021 Long Term Incentive Plan that are subject to vesting and certain other restrictions.
(11)	Kevin Riley, formerly the Company’s President, has sole voting and investment power over the shares.
(12)	James J. Doherty, Jr., formerly the Company’s Executive Vice President - Engineering, has sole voting and investment power over the shares.
(13)	Corey Riley, the Company’s current Chief Information Officer and Chief Compliance Officer, has sole voting and investment power over the shares.
(14)	Michael Palmer, the Company’s current Executive Vice President - Land, has sole voting and investment power over the shares.
Each time a selling stockholder sells any securities offered by this prospectus, such selling shareholder is required to provide you with this prospectus and, to the extent not described in this prospectus, a related prospectus supplement containing specific information about such selling stockholder and the terms of securities being offered in the manner required by the Securities Act. The prospectus supplement, if required, will set forth the following information with respect to the applicable selling stockholder:
•	the name of the applicable selling stockholder;
•	the nature of any position, office or other material relationship that such selling stockholder has had within the last three years with us or any of our affiliates;
•	the number of shares of common stock owned by such selling stockholder prior to the offering;
•	the amount of common stock to be offered for such selling stockholder’s account; and
•	the amount and (if one percent or more) the percentage of common stock to be beneficially owned by such selling stockholder after the completion of the offering.
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No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling stockholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference into this prospectus.
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PLAN OF DISTRIBUTION
The selling stockholders listed in the table under the heading “Selling Stockholders” in this prospectus and their permitted transferees or other successors in interest that may be identified in a subsequent prospectus supplement or, if required, a post-effective amendment to the registration statement, may sell or otherwise dispose of our common stock in accordance with this plan of distribution. These sales or dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:
•	sales on the NYSE American or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•	an over-the-counter sale or distribution;
•	underwritten offerings;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date of this prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;
•	through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;
•	in option transactions;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through the registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus, as amended or supplemented as of the time of such sale.
The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set
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forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment or supplement to this prospectus under Rule 424 or other applicable provision of the Securities Act, or if required, pursuant to a post-effective amendment to this registration statement.
If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
Pursuant to the terms of the Registration Rights Agreement, we will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, as amended or supplemented by the applicable prospectus supplement or, if required, a post-effective amendment, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act and the Exchange Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in the registration statement or this prospectus, as amended or supplemented.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
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There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus, as amended or supplemented by any applicable prospectus supplements or, if required, by post-effective amendments.
To the extent required, this plan of distribution may be amended and/or supplemented from time to time to describe any specific plan or plans of distribution. If required, we may add additional permitted transferees or other successors-in-interest in instances where such transferees or successors-in-interest have acquired their shares after the effective date of this registration statement. Such transferees or successors of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by a subsequent prospectus supplement or a post-effective amendment. See “Selling Stockholders.”
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DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our first amended and restated certificate of incorporation (“certificate of incorporation”) and third amended and restated bylaws (“bylaws”), which are incorporated by reference in and to this prospectus.
The Company’s authorized capital stock consists of an aggregate of 265 million (265,000,000) shares, including:
•	240 million (240,000,000) shares of common stock, par value $0.001 per share; and
•	25 million (25,000,000) shares of preferred stock, par value $0.0001 per share.
As of April 15, 2024, there were 21,527,852 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 25,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Registration Rights
In connection with the Merger, we assumed the obligations under the Registration Rights Agreement executed by and among REP LLC and its former members. See “Selling Stockholders” above for further information. The Registration Rights Agreement provides for customary rights for these parties to demand that the Company file a resale shelf registration statement and certain piggyback rights with respect to registrable securities held by such parties. These registrable securities include the Company’s common stock that was issued to these stockholders in connection with the Merger. Pursuant to the terms of the Registration Rights Agreement, 12,037,813 shares of our common stock are registrable under the Registration Rights Agreement.
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Subject to certain limitations in the Registration Rights Agreement, parties to the agreement holding more than 15% of the then-currently registrable securities under the agreement can require the Company to participate in a firm underwritten resale of the securities; provided that the Company will not be obligated to participate in more than two such underwritten resales per year.
Subject to certain exceptions, if at any time the Company proposes to register an offering of equity securities or conduct an underwritten offering, whether or not for its own account, then the Company must notify the stockholders that are a party to the Registration Rights Agreement of such proposal to allow them to include a specified number of their registrable securities in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to suspend use of a prospectus under a registration statement under certain circumstances, including if the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Company’s board of directors determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), the Company has experienced some other material non-public event the disclosure of which in the registration statement at such time, in the good faith judgment of the Company’s board of directors, would materially and adversely affect the Company (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or the Company’s board of directors shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement to reflect certain updated information of the type described in the Registration Rights Agreement. The Registration Rights Agreement provides certain time limitations on how long such delays may be implemented. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether any sales are made pursuant to the applicable registration statement.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law contain, and our certificate of incorporation and our bylaws contain, provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE American, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL in our certificate of incorporation.
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Our Certificate of Incorporation and Our Bylaws
Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our securities.
Among other things, our certificate of incorporation and bylaws include the following provisions:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the mailing of notice of the annual meeting for the preceding year. Our bylaws will specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•
provide that at any time after (i) certain investment funds managed by Yorktown Partners LLC (“Yorktown”), (ii) Boomer Petroleum, LLC (“Boomer”), (iii) Bluescape Riley Exploration Acquisition, LLC (“BREA”), (iv) Bluescape Riley Exploration Holdings LLC (“BREH” and together with BREA, “Bluescape”), and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our bylaws can be amended by the board of directors;

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted);

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);

•
provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown, Boomer, Bluescape, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities;

•	provide that special meetings of our stockholders may only be called by a majority of the board of directors, the chief executive officer, or the chairman of the board; and
•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause (prior to such time, directors may be removed either with or without cause by the affirmative vote of holders of a majority of our then-outstanding stock entitled to vote).

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Forum Selection
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•
any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any stockholder to bring a complaint asserting a cause of action under the Securities Act or the Exchange Act.
Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our bylaws is inapplicable or unenforceable.
Listing
Our common stock is listed and traded on the NYSE American under the symbol “REPX.”
Transfer Agent and Registrar
The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company, LLC with a mailing address of 1 State Street, 30th Floor, New York, NY 10004-1561 and with a phone number of (212) 509-4000.
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LEGAL MATTERS
The validity of the issuance of our securities by this prospectus will be passed upon by our counsel, Holland & Knight LLP, Dallas, Texas.
EXPERTS
The consolidated financial statements of Riley Exploration Permian, Inc. as of December 31, 2023 and 2022 and for the years then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus and registration statement regarding estimated quantities of reserves of the Company, the future net revenues from those reserves and their present value as of December 31, 2023 is based on the reserve reports prepared by Ryder Scott Company, L.P., Riley Permian’s independent petroleum engineers given the authority of such firm as an expert in these matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically. You may also inspect our SEC records at our website at www.rileypermian.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus, any prospectus supplement, the registration statement or any other report or document we file with or furnish to the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and may replace information in this prospectus, until the termination of the offering of the securities described in this prospectus.
The documents listed below and any future filings made by Riley Permian with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those furnished to the SEC on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus, until the termination of each offering under this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 3, 2024;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2024;
•
Our Current Reports on Form 8-K, as filed with the SEC on April 8, 2024 and April 26, 2024 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 and related exhibits furnished under Item 9.01); and

•
The description of our securities contained in the Registration Statement on Form 10-SB12G filed August 7, 1997 (File No. 000-29386) and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024.

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We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address:
Riley Exploration Permian, Inc.
29 E. Reno Avenue, Suite 500
Oklahoma City, OK 73104
Attention: Philip Riley
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Riley Exploration Permian, Inc.
12,037,813 Shares of Common Stock
PROSPECTUS
  , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale or resale of the securities being registered hereby.
SEC registration fee	$11,467.64
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	$*
*	Estimates not presently known.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “Blue Sky” laws. The selling security holders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.
Our first amended and restated certificate of incorporation (“certificate of incorporation”) contains provisions that limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company will also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Item 16.	Exhibits
The exhibits listed in the accompanying Exhibit List are filed (except where otherwise indicated) as part of this registration statement.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement*
2.1
Agreement and Plan of Merger, by and among Tengasco, Inc., Antman Sub, LLC, and Riley Exploration - Permian, LLC, dated as of October 21, 2020 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2020).

2.2
Amendment No. 1 to Agreement and Plan of Merger, by and among Tengasco, Inc., Antman Sub, LLC, and Riley Exploration - Permian, LLC, dated as of January 20, 2021 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2021).

3.1
First Amended and Restated Certificate of Incorporation of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

3.2
Third Amended and Restated Bylaws of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2022).

4.1
Second Amended and Restated Registration Rights Agreement dated October 7, 2020 by and among Riley Exploration - Permian, LLC, Riley Exploration Group, Inc., Yorktown Energy Partners XI, L.P., Boomer Petroleum, LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Riley Acquisition Company LLC, Bobby D. Riley, Kevin Riley and Corey Riley (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

4.2*	Form of Common Stock Certificate
4.3*	Form of Certificate of Designation of Preferred Stock
4.4*	Form of Preferred Stock Certificate
4.5**	Form of Indenture
4.6*	Form of Debt Security
4.7*	Form of Warrant Agreement
4.8*	Form of Warrant Certificate
4.9*	Form of Unit Agreement
4.10*	Form of Rights Agreement
4.11*	Form of Rights Certificate
5.1**	Opinion of Holland & Knight LLP as to the legality of the securities being registered
23.1**	Consent of BDO USA, P.C.
23.2**	Consent of Ryder Scott Company, L.P.
23.3**	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included as part of the signature page to this Registration Statement)
25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.
99.1
Report of Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 6, 2024).

107**	Filing Fee Table
*
To be filed, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K or other SEC filings in connection with an offering of securities.

**	Filed herewith.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma on May 10, 2024.
Riley Exploration Permian, Inc.

By:	/s/ Bobby D. Riley
Name: Bobby D. Riley
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby D. Riley and Philip Riley, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.
Signature	Title	Date

/s/ Bobby D. Riley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2024
Bobby D. Riley

/s/ Philip Riley	Chief Financial Officer and Executive Vice President of Strategy (Principal Financial Officer)	May 10, 2024
Philip Riley

/s/ Amber Bonney	Chief Accounting Officer (Principal Accounting Officer)	May 10, 2024
Amber Bonney

/s/ Brent Arriaga	Director	May 10, 2024
Brent Arriaga

/s/ Bryan H. Lawrence	Director	May 10, 2024
Bryan H. Lawrence

/s/ E. Wayne Nordberg	Director	May 10, 2024
E. Wayne Nordberg

/s/ Beth A. di Santo	Director	May 10, 2024
Beth A. di Santo

/s/ Rebecca Bayless	Director	May 10, 2024
Rebecca Bayless